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                                                                    Exhibit 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 9, 2000, except as to Note 3, which is as of April 29, 2001 relating to the financial statements and financial statement schedule, which appears in School Specialty, Inc.'s Annual Report on Form 10-K for the year ended April 27, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, MN
December 18, 2002